Exhibit 15.1

[Deloitte Touche Tohmatsu CPA Ltd. Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated April 14, 2006, which appears in Hurray! Holding Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2005, and in the Registration Statement on Form S-8 (No. 333-125174) of Hurray! Holding Co., Ltd.

Deloitte Touche Tohmatsu CPA Ltd.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Beijing, China

June 15, 2006